Exhibit 16.1

November 6, 2019

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE: Morgan Group Holding Co. Changes in Registrant’s Certifying Accountant

We have read the statements of Morgan Group Holding Co., pertaining to our firm included under Item 4.01 of Form 8-K dated November 6, 2019 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with the other statements contained therein.

Sincerely,

Certified Public Accountants
Boca Raton, Florida